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                                                                  EXHIBIT (10)c.



            AMENDMENTS TO NONQUALIFIED DEFERRED COMPENSATION PLANS


     RESOLVED, that the nonqualified deferred compensation plans maintained by SUPERVALU INC. and known as the SUPERVALU Deferred Compensation Plan and the SUPERVALU INC. Executive Deferred Compensation Plan II("Plans") shall be amended to provide for the following:

     1. A matching contribution ("Restoration Match") shall be made for each fiscal year ending on the last Saturday in February ("Fiscal Year") to participants in the Plans who are eligible to participate in the SUPERVALU Pre-Tax Savings and Profit Sharing Plan for such Fiscal Year.

     2. Subject to further amendment, the Restoration Match shall be made for the Fiscal Year ending February 22, 1997 and subsequent Fiscal Years.

     3. The Restoration Match shall be based on a dollar amount ("Deemed Deferral Amount") equal to the product of (i) a percentage (not to exceed five percent (5%)) determined by dividing the participant's deferrals into the Plans for such Fiscal Year into the participant's income for such Fiscal Year: and
(ii) the excess of the participant's income for such Fiscal Year over the compensation limit established under section 401(a)(17) of the Internal Revenue Code for such Fiscal Year (e.g., $150,000 for Fiscal Year ending on February 22,
1997).

     4. The Restoration Match for a Fiscal Year shall be equal to the participant's Deemed Deferral Amount multiplied by the aggregate matching rate credited to the participant elective contributions under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan for such Fiscal Year.

     5. The Restoration Match shall be credited to the participants under one of the Plans as determined by SUPERVALU INC. as soon as administratively feasible after the close of the Fiscal Year for which it is made and shall be subject to all other rules established under such Plans: provided, however, that it shall be subject to the vesting rules in effect under the SUPERVALU Pre-Tax Savings and Profit Sharing Plan.

     FURTHER RESOLVED, to the extent necessary, these resolutions will constitute an amendment to the Plans.

     FURTHER RESOLVED, that the Retirement Committee of SUPERVALU INC. is authorized and directed to take whatever actions it deems necessary to implement these resolutions including, but not limited to, approval of amendments of the plan statements which incorporate the provisions of the Plans.